NPC International, Inc.
                               Exhibit 23.1


                      Consent of Independent Auditors

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of NPC International, Inc. (formerly National Pizza Company) of our report dated May 4, 1995, included in the 1995 Annual Report to Stockholders of NPC International, Inc.

     We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-2233 and Form S-8 No. 33-37354) pertaining to the NPC International, Inc. 1984 Non-Qualified Stock Option Plan, As Amended, and the Registration
     Statement  (Form  S-8  No.  33-56399)  pertaining  to   the   NPC
     International, Inc. 1994 Non-Qualified Stock Option Plan of our report dated May 4, 1995, with respect to the consolidated financial statements incorporated herein by reference in this Annual Report (Form 10-K) of NPC International, Inc.


                                                     ERNST & YOUNG LLP
     Kansas City, Missouri
     June 20, 1995